UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

February 14, 2017

Date of Report (Date of earliest event reported)

ACURA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

State of New York	1-10113	11-0853640
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

616 N. North Court, Suite 120

Palatine, Illinois 60067

(Address of principal executive offices) (Zip Code)

(847) 705-7709

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by Acura Pharmaceuticals, Inc. (the “Company”) on the Current Report on Form 8-K filed on August 16, 2016 with the Securities and Exchange Commission, the Company received a written notification from The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it had failed to comply with NASDAQ Listing Rule 5550(b)(1) (the “Rule”) due to the Company’s failure to maintain a minimum of $2.5 million in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations).

Also as previously disclosed on a Current Report on Form 8-K filed on October 6, 2016, the Company received a letter from NASDAQ indicating that the Company was afforded until February 10, 2017 (the “Listing Compliance Grace Period”) to regain compliance with the minimum stockholders’ equity requirement of $2.5 million, as set forth in the Rule.

The Company was unable to regain compliance with the Rule prior to the expiration of the Listing Compliance Grace Period. As a result, on February 14, 2017, the Company received written notification from the NASDAQ stating that the Company’s Common Stock will be delisted from the Nasdaq Capital Market, subject to the Company’s right to request an appeal. The Company does not intend to request an appeal of the delisting determination. The NASDAQ delisting determination will become final and trading in the Company’s Common Stock on the NASDAQ Capital Market will be discontinued effective at the opening of business on February 23, 2017. The Company was also notified that NASDAQ will complete the delisting by filing a Form 25-NSE with the U.S. Securities and Exchange Commission which will remove the Company from listing and registration on the NASDAQ Capital Market.

The Company expects that its common stock will begin trading on the OTCQB market under the current ticker symbol “ACUR” effective at the open of the market on February 23, 2017. The OTCQB market is generally limited to companies that are subject to and current in Securities and Exchange Commission reporting obligations.

The Company issued a press release announcing the delisting which is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of February 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Peter A. Clemens
Peter A. Clemens Senior Vice President & Chief Financial Officer

Date: February 15, 2017

Exhibit Number	Description

99.1	Press Release of February 15, 2017